UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2011
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12154 (Commission File Number)	73-1309529 (IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 9, 2011, Waste Management, Inc. (the “Company”) amended and restated its existing $2 billion revolving credit facility (the “Amended and Restated Facility”) with a syndicate of banks (the “Banks”), Bank of America, N.A. (“BofA”), as administrative agent for the Banks, JPMorgan Chase Bank, N.A. and Barclays Capital, as syndication agents, and Deutsche Bank Securities Inc. and The Royal Bank of Scotland PLC, as documentation agents. Waste Management Holdings, Inc., a wholly-owned subsidiary of the Company, guarantees all of the Company’s obligations under the Amended and Restated Facility. The Amended and Restated Facility has a five-year term.
     Under the Amended and Restated Facility, the Company is required to pay, quarterly in arrears, (a) an annual facility fee in an amount ranging from .15% to .35% of the $2 billion in letter of credit and borrowing availability under the agreement (the “Facility Fee”) and (b) letter of credit fees in an amount ranging from .975% to 1.8% of outstanding letters of credit issued under the agreement (the “L/C Fee”). Additionally, any borrowings under the Amended and Restated Facility will bear interest at either (x) the Eurodollar London Interbank Offered Rate (“LIBOR”) for the applicable interest period, plus a spread ranging from .975% to 1.8% per annum (a “Eurodollar Loan”), or (y) a base rate equal to the highest of (i) the U.S. Federal Funds Rate plus 1/2 of 1%, (ii) BofA’s then announced prime rate, or (iii) one-month LIBOR plus 1%, plus a spread ranging from 0% to .8% per annum (a “Base Rate Loan”). The Facility Fee and the L/C Fee percentages and the spread applicable to Eurodollar Loans and Base Rate Loans depend on the Company’s senior public debt rating as determined by Standard & Poor’s and Moody’s. Based on the Company’s current senior public debt rating, the Facility Fee is .225% per annum, the L/C Fee is 1.175% per annum, and the spreads applicable to Eurodollar Loans and Base Rate Loans are 1.175% and .175% per annum, respectively.
     The Amended and Restated Facility contains customary representations and warranties and affirmative and negative covenants, as well as customary events of default, that are substantially identical to those contained in the in the agreement filed as Exhibit 10.1 to the Company’s 10-Q for the quarter ended June 30, 2010.
     Several of the Banks that are party to the Amended and Restated Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: May 13, 2011	By:	/s/ John S. Tsai
John S. Tsai
Vice President & Assistant General Counsel

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